Exhibit 99.1

FINAL

FOR FURTHER INFORMATION AT THE COMPANY:

Tom Tolda

Chief Financial Officer

(626) 768-6788

EAST WEST BANCORP REPORTS FIRST QUARTER 2009 RESULTS

Pasadena, CA – April 28, 2009 – East West Bancorp, Inc. (Nasdaq: EWBC), parent company of East West Bank, today reported financial results for the first quarter 2009 with a net loss of $22.5 million. The net loss for the first quarter was largely a result of a $78.0 million provision for loan losses.

During the quarter, East West achieved strong deposit momentum, growing core deposits by $467.8 million, or 14% quarter over quarter, while decreasing the cost of deposits by 33 basis points to 1.81%. East West’s core profitability remains solid with total revenue of $93.7 million offset by $51.4 million in noninterest expense.

“From the onset of this prolonged economic downturn, our focus has remained on ensuring the safety and soundness of the Bank and our responsibility to customers and shareholders,” stated Dominic Ng, Chairman, President and Chief Executive Officer of East West. “Throughout 2008 we took decisive actions to do just that. We grew excess liquidity to $3.3 billion. We increased our allowance for loan losses by 101%. We raised over $500 million in capital and ended 2008 with total risk-based capital of 15.83%, more than $600 million above the ‘well capitalized’ regulatory requirement.”

 “During the first quarter of 2009, we continued to take prudent and appropriate measures to ensure that our balance sheet remains strong,” continued Ng. “We actively grew core deposits by $467.8 million during the quarter and aggressively reduced credit exposures while building the allowance for loan losses to 2.42% at March 31, 2009. We believe that our strong core profitability, along with strong capital, liquidity and allowance for loan losses will serve as a foundation for strong earnings and growth when the market turns,” concluded Ng.

First Quarter 2009 Highlights

•                  Strong Increase in Core Deposits – Total deposits increased by $312.1 million, or 4% quarter over quarter, to a record $8.5 billion at March 31, 2009, primarily due to a $467.8 million, or 14% quarter over quarter increase in core deposits. Since September 2008, we have experienced strong deposit momentum through both our retail branch network and our commercial deposit platforms.

•                  Strong Decrease in Cost of Deposits – The cost of deposits decreased 33 basis points to 1.81% for the first quarter of 2009, largely due to the increase in core deposits. The cost of deposits as of the month ended March 31, 2009 was 1.59%, a 42 basis point or 21% decrease from the cost of deposits as of the month ended December 31, 2008.

•                  Improved Net Interest Income –Net interest income for the first quarter totaled $79.7 million, a 4% or $2.8 million increase over fourth quarter of 2008. The net interest margin for the quarter also increased to 2.74%.

•                  Allowance for Loan Losses Strengthened – Total allowance for loan losses increased to $195.5 million, or 2.42% of outstanding loans. We continued to increase the allowance for loan losses, recording provision for loan losses of $78.0 million and total net loan charge-offs of $59.6 million for the quarter.

•                  Nonperforming Assets – Nonperforming assets were $303.8 million or 2.42% of total assets, a $39.9 million or 15% increase from $263.9 million or 2.12% of total assets at December 31, 2008.

•                  Loan to Deposit Ratio – Throughout the course of 2008 and 2009, East West decreased the loan to deposit ratio in an effort to strengthen the balance sheet. As of March 31, 2009, the loan to deposit ratio decreased substantially to 95%, from 101% as of December 31, 2008 and 122% at December 31, 2007.

•                  Loan Originations – $305.6 million in loans to new and existing customers were made in the first quarter of 2009, primarily to homeowners and small and mid-sized businesses.

•                  Decrease in Borrowings – FHLB advances decreased $120.0 million or 9% from December 31, 2008 as we continued to pay down higher cost borrowings. Cost of funds decreased to 2.44% for the first quarter of 2009, a 33 basis point decrease from 2.77% for the fourth quarter of 2008. We intend to pay down higher cost FHLB advances for the remainder of 2009, paying down $60.0 million at 5.05% in the second quarter, $250.0 million at 5.14% in the third quarter and $200.0 million at 4.43% in the fourth quarter.

Capital Strength

(Dollars in millions)

	3/31/2009	Well Capitalized Regulatory Requirement	Total Excess Above Well Capitalized Requirement
Leverage Capital Ratio	11.47%	5.0%	$795.7
Tier 1 Capital Ratio	13.67%	6.0%	791.3
Total Risk-Based Capital Ratio	15.65%	10.0%	583.3
Tangible Capital Ratio	9.64%	N/A	N/A
Tangible Common Equity Ratio	5.76%	N/A	N/A

East West has always been committed to maintaining strong capital levels and has been well capitalized throughout this economic cycle. As of the end of the first quarter, East West significantly exceeds well capitalized minimums under all regulatory guidelines.

Managing Through the Credit Cycle

The $78.0 million provision for loan losses taken during the first quarter of 2009 compared to $43.0 million in the fourth and third quarters of 2008, $85.0 million in the second quarter of 2008 and $55.0 million in the first quarter of 2008. At March 31, 2009, the allowance for loan losses increased to $195.5 million or 2.42% of outstanding loans, compared to $178.0 million or 2.16% of outstanding loans at December 31, 2008.  For the first quarter of 2009, East West had net charge-offs of $59.6 million, compared to $41.5 million during the fourth quarter of 2008.

Our loan portfolio continues to be impacted by the real estate downturn and recessionary economy in California, as evidenced by the increased level of net charge-offs, nonperforming assets and delinquent loans. We believe that credit challenges will continue throughout 2009, particularly for our residential construction and land loan portfolios. Throughout the course of 2008 and the first quarter of 2009, we have actively reduced exposure to land and construction loans. We reduced outstanding loan balances on land and construction loans by $137.6 million and total commitments on construction loans by $202.0 million during the first quarter. This reduction in land and construction loans was in addition to the $1.0 billion decrease in total commitments on construction and land loans in 2008.

Total nonperforming assets as of March 31, 2009 were $303.8 million or 2.42% of total assets, compared to $263.9 million or 2.12% of total assets at December 31, 2008. The increase in nonperforming assets was largely driven by an increase in nonaccrual loans of $33.4 million. Nonperforming assets as of March 31, 2009 included nonaccrual loans totaling $248.0 million, other real estate owned totaling $38.6 million and loans modified or restructured totaling $17.2 million.

Total nonaccrual loans as of March 31, 2009 were $248.0 million, compared to $214.6 million at December 31, 2008. We believe that the collateral values for the $248.0 million nonaccrual loans are strong and have updated values totaling $344.5 million. All nonaccrual loans are recorded at the lesser of the outstanding loan balance or net realizable value.

The increase in nonaccrual loans was primarily due to one lending relationship comprised of several loans, where the borrower filed for bankruptcy towards the end of the first quarter. Although payments on substantially all of these loans were current or under 90 days delinquent, these loans were classified as nonaccrual loans as of the end of the first quarter. As of March 31, 2009, the net book value of the total loans for this lending relationship was $49.2 million and the collateral is comprised of 23 different properties, all land, residential and income producing commercial real estate located in the downtown Los Angeles region.

The quarter-to-date increase in nonaccrual commercial real estate loans was $30.5 million from $24.7 million at December 31, 2008. The lending relationship noted in the paragraph above comprised $34.8 million of the nonaccrual commercial real estate loans at March 31, 2009. Excluding these loans, nonaccrual commercial real estate loans would have decreased $4.3 million quarter-to-date. The nonaccrual commercial real estate loans as of March 31, 2009 were well collateralized, comprised of 25 loans and had an average loan balance of $2.2 million.

Deposit Summary

Total deposits as of March 31, 2009 increased to a record $8.5 billion, up $312.1 million or 4% from $8.1 billion at December 31, 2008. The increase in deposits stemmed from a strong increase in core deposits of $467.8 million or 14% quarter over quarter.  Since mid-2008, we have focused on attracting new customers and growing deposits through our retail branch network and commercial deposit platforms. Along with growing core deposits, we have also focused on shifting our deposit base from higher cost time deposits to lower cost core deposits. We successfully introduced new core deposit products and substantially increased money market deposits during the quarter.

Given the growth in core deposits and shift away from time deposits, we were able to reduce our cost of deposits for the first quarter of 2009 to 1.81%, a 33 basis point decrease from the fourth quarter of 2008.

First Quarter 2009 Operating Results

(In thousands, except per share amounts)

	Quarter Ended March 31, 2009
	Total Amount	Per Share Amount

Interest and dividend income	$144,923	$2.30
Interest expense	(65,242)	(1.04)
Net interest income before provision for loan losses	79,681	1.26
Noninterest income before impairment writedown on investment securities	13,994	0.22
Noninterest expense	(51,406)	(0.82)
Income before provision for loan losses and impairment writedown on investment securities	42,269	0.66
Provision for loan losses	(78,000)	(1.24)
Impairment writedown on investment securities	(200)	—
Loss before benefit for income taxes	(35,931)	(0.58)
Benefit for income taxes	13,465	0.21
Net loss	(22,466)	(0.37)
Preferred stock dividend and amortization of preferred stock discount	(8,743)	(0.13)
Net (loss) available to common stockholders	$(31,209)	$(0.50)

Net Interest Income

Net interest income for the first quarter totaled $79.7 million, a 4% increase over fourth quarter of 2008. The net interest margin for the quarter totaled 2.74%, an increase from 2.72% in the prior quarter. Overall, our continuing efforts to improve the margin through growing core deposits, focusing on pricing, and increasing loan and investment security yields have proven to be successful.

The increase in the margin, which resulted from increased yields on interest earning assets combined with the decreased cost of deposits, was partially offset by the reversal of interest income on nonperforming loans. Excluding the impact of $1.9 million in reversals of interest income, the net interest margin would have been seven basis points higher, at 2.81% for the first quarter. Throughout the first quarter of 2009, we continued to drive down the cost of deposits, as shown in the table below which shows the monthly cost of deposits at March 31, 2009 and December 31, 2008:

	As of the Month Ended
	March 31, 2009	December 31, 2008
Cost of Deposits	1.59%	2.01%

Currently, we estimate that the net interest margin will approximate 2.85% for the second quarter of 2009.

Noninterest Income

Noninterest income for the first quarter totaled $13.8 million, compared to a loss of $863 thousand in the fourth quarter of 2008.

In the first quarter of 2009, we recorded a $200 thousand write-down of investment securities through earnings for other-than-temporary impairment (OTTI), in accordance with FSP FAS 115-2 and FAS 124-2 issued by the FASB on April 9, 2009. This new guidance requires that credit-related OTTI be recognized through earnings while noncredit-related OTTI be recognized through equity. Noncredit-related OTTI on securities of $13.2 million pretax was recognized through equity.

Excluding the impact of credit-related impairment write-downs on investment securities, noninterest income for the first quarter of 2009 totaled $14.0 million, an increase of $5.2 million or 59% from $8.8 million in the fourth quarter of 2008. The increase from the prior quarter was primarily due to increased gain on sale of investment securities of $2.3 million, increased loan fees of $1.5 million and increased branch fees of $546 thousand.

Noninterest Expense

Noninterest expense totaled $51.4 million for the first quarter 2009, an increase of $7.2 million from the fourth quarter of 2008. The primary driver for the increase in noninterest expense was an increase in OREO expense of $4.5 million for the first quarter of 2009, due to higher write-downs and loss on sale of OREOs. Additionally, deposit insurance premium expense increased to $3.3 million in the first quarter, in line with higher FDIC assessment rates in 2009 across the industry. We will continue to manage down base operating costs throughout 2009; however, these decreases may be offset by higher FDIC assessment and OREO costs.

Dividend Payout

East West Bank’s Board of Directors has declared second quarter dividends on the common and non-cumulative perpetual convertible preferred stock, series A. The Board reduced the common stock cash dividend from $0.02 to $0.01 per share as an additional measure of preserving capital. The common stock cash dividend is payable on or about May 26, 2009 to shareholders of record on May 18, 2009. The dividend on the non-cumulative perpetual convertible preferred stock, series A of $20.00 per depository share is payable on May 1, 2009 to shareholders of record on April 15, 2009. We will continue to review the dividend policy quarterly, in light of the current economic environment.

About East West

East West Bancorp is a publicly owned company with $12.6 billion in assets and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is the second largest independent commercial bank headquartered in Southern California with 71 branch locations. East West Bank serves the community with 69 branch locations across Southern and Northern California and a branch location in Houston, Texas. East West Bank has three international locations in Greater China, including a full-service branch in Hong Kong and representative offices in Beijing and Shanghai. For more information on East West Bancorp, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in East West Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 (See Item I — Business, and Item 7 — Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; EWBC’s ability to efficiently incorporate acquisitions into its operations; the ability of borrowers to perform as required under the terms of their loans; effect of additional provisions for loan losses; effect of any goodwill impairment, the ability of EWBC and its subsidiaries to increase its customer base; the effect of regulatory and legislative action, including California tax legislation and an announcement by the state’s Franchise Tax Board regarding the taxation of Registered Investment Companies; and regional and general economic conditions.  Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. East West expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Bank’s expectations of results or any change in event.

EAST WEST BANCORP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(unaudited)

	March 31, 2009	December 31, 2008	% Change
Assets
Cash and cash equivalents	$541,066	$878,853	(38)
Short-term investments	329,288	228,441	44
Securities purchased under resale agreements	50,000	50,000	0
Investment securities held-to-maturity, at amortized cost	734,799	122,317	501
Investment securities available-for-sale, at fair value	1,994,403	2,040,194	(2)
Loans receivable (net of allowance for loan losses of $195,450 and $178,027)	7,865,925	8,069,377	(3)
Other real estate owned, net	38,634	38,302	1
Premiums on deposits acquired, net	20,065	21,190	(5)
Goodwill	337,438	337,438	0
Other assets	652,906	636,704	3
Total assets	$12,564,524	$12,422,816	1

Liabilities and Stockholders’ Equity
Deposits	$8,454,059	$8,141,959	4
Federal funds purchased	22	28,022	(100)
Federal Home Loan Bank advances	1,233,269	1,353,307	(9)
Securities sold under repurchase agreements	998,061	998,430	(0)
Notes payable	14,597	16,506	(12)
Long-term debt	235,570	235,570	0
Accrued expenses and other liabilities	93,753	98,256	(5)
Total liabilities	11,029,331	10,872,050	1
Stockholders’ equity	1,535,193	1,550,766	(1)
Total liabilities and stockholders’ equity	$12,564,524	$12,422,816	1
Book value per common share	$16.60	$16.92	(2)
Number of common shares at period end	63,952	63,746	0

Ending Balances	March 31, 2009	December 31, 2008	% Change
Loans receivable
Real estate - single family	$517,844	$491,315	5
Real estate - multifamily	689,728	677,989	2
Real estate - commercial	3,510,749	3,472,000	1
Real estate - land	544,892	576,564	(5)
Real estate - construction	1,154,782	1,260,724	(8)
Commercial	1,128,903	1,210,260	(7)
Trade finance	292,816	343,959	(15)
Consumer	224,601	216,642	4
Total gross loans receivable	8,064,315	8,249,453	(2)
Unearned fees, premiums and discounts	(2,940)	(2,049)	43
Allowance for loan losses	(195,450)	(178,027)	10
Net loans receivable	$7,865,925	$8,069,377	(3)

Deposits
Noninterest-bearing demand	$1,297,151	$1,292,997	0
Interest-bearing checking	352,334	363,285	(3)
Money market	1,806,985	1,323,402	37
Savings	411,104	420,133	(2)
Total core deposits	3,867,574	3,399,817	14
Time deposits less than $100,000	1,211,480	1,521,988	(20)
Time deposits $100,000 or greater	3,375,005	3,220,154	5
Total time deposits	4,586,485	4,742,142	(3)
Total deposits	$8,454,059	$8,141,959	4

EAST WEST BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(unaudited)

	Quarter Ended
	March 31, 2009	December 31, 2008	March 31, 2008

Interest and dividend income	$144,923	$149,907	$187,184
Interest expense	(65,242)	(73,053)	(87,565)
Net interest income before provision for loan losses	79,681	76,854	99,619
Provision for loan losses	(78,000)	(43,000)	(55,000)
Net interest income after provision for loan losses	1,681	33,854	44,619
Noninterest income (loss)	13,794	(863)	15,913
Noninterest expense	(51,406)	(44,199)	(52,890)
(Loss) income before benefit (provision) for income taxes	(35,931)	(11,208)	7,642
Benefit (provision) for income taxes	13,465	13,574	(2,598)
Net (loss) income	$(22,466)	$2,366	$5,044
Preferred stock dividend and amortization of preferred stock discount	(8,743)	(5,385)	—
Net (loss) income available to common stockholders	$(31,209)	$(3,019)	$5,044
Net (loss) income per share, basic	$(0.50)	$(0.05)	$0.08
Net (loss) income per share, diluted	$(0.50)	$(0.05)	$0.08
Shares used to compute per share net (loss) income:
- Basic	62,998	62,932	62,485
- Diluted	62,998	62,932	62,949

	Quarter Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Noninterest income (loss):
Impairment writedown on investment securities	$(200)	$(9,653)	$—
Branch fees	4,793	4,247	4,101
Net gain on sale of investment securities available-for-sale	3,521	1,238	4,334
Ancillary loan fees	2,229	738	1,141
Letters of credit fees and commissions	1,854	2,267	2,677
Net gain on sale of loans	8	3	1,855
Other operating income	1,589	297	1,805
Total noninterest income (loss)	$13,794	$(863)	$15,913

Noninterest expense:
Compensation and employee benefits	$17,108	$15,658	$23,268
Occupancy and equipment expense	7,391	6,627	7,008
Other real estate owned expense	7,031	2,493	889
Deposit insurance premiums and regulatory assessments	3,325	2,032	1,192
Legal expense	1,778	1,687	1,900
Amortization of investments in affordable housing partnerships	1,760	1,751	1,715
Data processing	1,142	1,108	1,196
Amortization and impairment writedowns of premiums on deposits acquired	1,125	1,125	2,737
Other operating expense	10,746	11,718	12,985
Total noninterest expense	$51,406	$44,199	$52,890

EAST WEST BANCORP, INC.

SELECTED FINANCIAL INFORMATION

(In thousands)

(unaudited)

	Quarter Ended March 31,		%
Average Balances	2009	2008	Change
Loans receivable
Real estate - single family	$506,753	$444,153	14
Real estate - multifamily	692,885	698,529	(1)
Real estate - commercial	3,465,505	3,583,906	(3)
Real estate - land	582,649	709,466	(18)
Real estate - construction	1,232,235	1,584,050	(22)
Commercial	1,179,183	1,282,814	(8)
Trade finance	309,586	465,311	(33)
Consumer	228,377	187,028	22
Total loans receivable	8,197,173	8,955,257	(8)
Investment securities held-to-maturity	422,493	—	NA
Investment securities available-for-sale	2,280,766	1,839,080	24
Earning assets	11,802,045	11,050,809	7
Total assets	12,498,249	11,788,891	6

Deposits
Noninterest-bearing demand	$1,238,551	$1,359,837	(9)
Interest-bearing checking	361,569	437,804	(17)
Money market	1,487,178	1,094,698	36
Savings	410,232	471,437	(13)
Total core deposits	3,497,530	3,363,776	4
Time deposits less than $100,000	1,332,944	938,282	42
Time deposits $100,000 or greater	3,482,074	3,027,580	15
Total time deposits	4,815,018	3,965,862	21
Total deposits	8,312,548	7,329,638	13
Interest-bearing liabilities	9,595,665	9,119,556	5
Stockholders’ equity	1,540,948	1,157,160	33

	Quarter Ended March 31,		%
Selected Ratios	2009	2008	Change
For The Period
Return on average assets	-0.72%	0.17%	(524)
Return on average common equity	-11.69%	1.74%	(770)
Interest rate spread (3)	2.22%	2.96%	(25)
Net interest margin (3)	2.74%	3.63%	(24)
Yield on earning assets (3)	4.98%	6.81%	(27)
Cost of deposits	1.81%	2.86%	(37)
Cost of funds	2.44%	3.35%	(27)
Noninterest expense/average assets (1)	1.55%	1.64%	(5)
Efficiency ratio (4)	51.80%	41.93%	24
Net chargeoffs to average loans (2)	2.91%	1.13%	156
Gross loan chargeoffs	$60,140	$25,583	135
Loan recoveries	$(571)	$(200)	186
Net loan chargeoffs	$59,569	$25,383	135

Period End
Tier 1 risk-based capital ratio	13.67%	8.78%	56
Total risk-based capital ratio	15.65%	10.59%	48
Tier 1 leverage capital ratio	11.47%	8.58%	34

(1) Excludes the amortization of intangibles, amortization and impairment writedowns of premiums on deposits acquired, impairment writedown on goodwill, and amortization of investments in affordable housing partnerships.

(2) Annualized.

(3) Yields on certain securities have been adjusted upward to a “fully taxable equivalent” basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(4) Represents noninterest expense, excluding the amortization of intangibles, amortization and impairment writedowns of premiums on deposits acquired, impairment writedown on goodwill, and investments in affordable housing partnerships, divided by the aggregate of net interest income before provision for loan losses and noninterest income, excluding impairment writedowns on investment securities.

EAST WEST BANCORP, INC.

QUARTER TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID

(In thousands)

(unaudited)

	Quarter Ended March 31,
	2009			2008
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Short-term investments (2)	$731,573	$2,976	1.65%	$76,540	$538	2.82%
Securities purchased under resale agreements (term)	50,000	1,250	10.00%	64,286	2,553	15.93%
Investment securities held-to-maturity
Taxable	405,851	6,695	6.60%	—	—	—
Tax-exempt (3)	16,642	277	6.66%	—	—	—
Investment securities available-for-sale (4)	2,280,766	22,493	4.00%	1,839,080	27,445	5.99%
Loans receivable	8,197,173	110,816	5.48%	8,955,257	155,434	6.96%
Federal Home Loan Bank and Federal Reserve
Bank stocks	120,040	506	1.69%	115,646	1,609	5.58%
Total interest-earning assets	11,802,045	145,013	4.98%	11,050,809	187,579	6.81%

Noninterest-earning assets:
Cash and due from banks	122,899			150,469
Allowance for loan losses	(186,058)			(90,086)
Other assets	759,363			677,699
Total assets	$12,498,249			$11,788,891

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Checking accounts	361,569	393	0.44%	437,804	1,367	1.25%
Money market accounts	1,487,178	5,694	1.55%	1,094,698	8,464	3.10%
Savings deposits	410,232	702	0.69%	471,437	1,454	1.24%
Time deposits less than $100,000	1,332,944	9,618	2.93%	938,282	8,841	3.78%
Time deposits $100,000 or greater	3,482,074	20,666	2.41%	3,027,580	32,127	4.26%
Federal funds purchased	2,445	3	0.49%	165,686	1,378	3.34%
Federal Home Loan Bank advances	1,285,070	13,877	4.38%	1,747,313	19,682	4.52%
Securities sold under repurchase agreements	998,583	11,872	4.76%	1,001,186	10,529	4.22%
Long-term debt	235,570	2,417	4.10%	235,570	3,723	6.34%
Total interest-bearing liabilities	9,595,665	65,242	2.76%	9,119,556	87,565	3.85%

Noninterest-bearing liabilities:
Demand deposits	1,238,551			1,359,837
Other liabilities	123,085			152,338
Stockholders’ equity	1,540,948			1,157,160
Total liabilities and stockholders’ equity	$12,498,249			$11,788,891

Interest rate spread			2.22%			2.96%

Net interest income and net yield on interest-earning assets (3)		$79,771	2.74%		$100,014	3.63%

(1) Annualized

(2) Quarter ended March 31, 2008, includes short-term securities purchased under resale agreements.

(3) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

(4) Quarter ended March 31, 2008, amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

EAST WEST BANCORP, INC.

QUARTERLY ALLOWANCE FOR LOAN LOSSES RECAP

(In thousands)

(unaudited)

	Quarter Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
LOANS
Allowance balance, beginning of period	$178,027	$177,155	$168,413	$117,120	$88,407
Allowance for unfunded loan commitments and letters of credit	(1,008)	(625)	5,437	1,136	(904)
Provision for loan losses	78,000	43,000	43,000	85,000	55,000
Net Charge-offs:
Real estate - single family	3,832	1,756	1,022	632	75
Real estate - multifamily	1,624	524	1,006	436	—
Real estate - commercial	2,790	750	663	(3)	—
Real estate - land	12,523	9,039	19,128	16,337	5,078
Real estate - residential construction	16,347	17,127	13,557	15,726	8,565
Real estate - commercial construction	1,977	—	—	—	—
Commercial	18,146	8,054	3,474	640	11,636
Trade finance	1,032	4,026	750	922	—
Consumer	1,298	227	95	153	29
Total net charge-offs	59,569	41,503	39,695	34,843	25,383
Allowance balance, end of period	$195,450	$178,027	$177,155	$168,413	$117,120

UNFUNDED LOAN COMMITMENTS AND LETTERS OF CREDIT:
Allowance balance, beginning of period	$6,341	$5,716	$11,153	$12,289	$11,385
Provision for unfunded loan commitments and letters of credit	1,008	625	(5,437)	(1,136)	904
Allowance balance, end of period	$7,349	$6,341	$5,716	$11,153	$12,289
GRAND TOTAL, END OF PERIOD	$202,799	$184,368	$182,871	$179,566	$129,409

Nonperforming assets to total assets	2.42%	2.12%	1.71%	1.64%	0.63%
Allowance for loan losses to total gross loans at end of period	2.42%	2.16%	2.14%	1.95%	1.32%
Allowance for loan losses and unfunded loan commitments to total gross loans at end of period	2.51%	2.23%	2.21%	2.07%	1.46%
Allowance to nonaccrual loans at end of period	78.81%	82.95%	99.92%	98.59%	202.41%
Nonaccrual loans to total loans	3.08%	2.60%	2.14%	1.97%	0.65%

EAST WEST BANCORP, INC

TOTAL NON-PERFORMING ASSETS AS OF MARCH 31, 2009

(in thousands)

(unaudited)

	Total Nonaccrual Loans		Total	Modified or		Total
	90+ Days Delinquent	Under 90+ Days Delinquent	Nonaccrual Loans	Restructured Loans	REO Assets	Non-Performing Assets
Loan Type
Real estate - single family	$18,515	$634	$19,149	$2,793	$671	$22,613
Real estate - multifamily	9,863	—	9,863	4,481	887	15,231
Real estate - commercial	12,465	42,724	55,189	3,270	4,240	62,699
Real estate - land	63,052	6,233	69,285	—	17,934	87,219
Real estate - residential construction	28,433	14,196	42,629	—	13,278	55,907
Real estate - commercial construction	28,604	—	28,604	—	—	28,604
Commercial	16,798	5,000	21,798	6,602	1,236	29,636
Trade Finance	177	—	177	—	270	447
Consumer	839	482	1,321	—	118	1,439
Total	$178,746	$69,269	$248,015	$17,146	$38,634	$303,795

EAST WEST BANCORP, INC

TOTAL NON-PERFORMING ASSETS AS OF DECEMBER 31, 2008

(in thousands)

(unaudited)

	Total Nonaccrual Loans		Total	Modified or		Total
	90+ Days Delinquent	Under 90+ Days Delinquent	Nonaccrual Loans	Restructured Loans	REO Assets	Non-Performing Assets
Loan Type
Real estate - single family	$13,519	$—	$13,519	$1,201	$419	$15,139
Real estate - multifamily	11,845	—	11,845	3,519	1,136	16,500
Real estate - commercial	24,680	—	24,680	2,406	4,882	31,968
Real estate - land	66,185	12,892	79,077	—	10,307	89,384
Real estate - residential construction	27,052	8,766	35,818	—	21,146	56,964
Real estate - commercial construction	30,581	—	30,581	—	—	30,581
Commercial	6,570	10,604	17,174	3,866	142	21,182
Trade Finance	65	—	65	—	270	335
Consumer	1,654	194	1,848	—	—	1,848
Total	$182,151	$32,456	$214,607	$10,992	$38,302	$263,901

EAST WEST BANCORP, INC

DELINQUENT LOANS BY LOAN CATEGORIES AS OF MARCH 31, 2009

(in thousands)

(unaudited)

Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	$31,105	$4,226	$18,515	$53,846
Real estate - multifamily	17,310	2,585	9,863	29,758
Real estate - commercial	68,964	25,929	12,465	107,358
Real estate - land	12,835	8,969	63,052	84,856
Real estate - residential construction	31,166	61,286	28,433	120,885
Real estate - commercial construction	19,512	4,545	28,604	52,661
Commercial	4,317	3,751	16,798	24,866
Trade finance	4,123	4,468	177	8,768
Consumer	613	110	839	1,562
Total Delinquent Loans	$189,945	$115,869	$178,746	$484,560

EAST WEST BANCORP, INC

DELINQUENT LOANS BY LOAN CATEGORIES AS OF DECEMBER 31, 2008

(in thousands)

(unaudited)

Loan Type	30-59 Days Delinquent	60-89 Days Delinquent	90+ Days Delinquent	Total Delinquent Loans
Real estate - single family	$16,708	$6,237	$13,519	$36,464
Real estate - multifamily	9,372	2,382	11,845	23,599
Real estate - commercial	21,036	18,364	24,680	64,080
Real estate - land	9,335	19,002	66,185	94,522
Real estate - residential construction	13,242	9,379	27,052	49,673
Real estate - commercial construction	—	—	30,581	30,581
Commercial	3,970	13,918	6,570	24,458
Trade finance	374	—	65	439
Consumer	1,326	252	1,654	3,232
Total Delinquent Loans	$75,363	$69,534	$182,151	$327,048